NEWS RELEASE

Matthews International Corporation
Corporate Office
Two NorthShore Center
Pittsburgh, PA 15212-5851
Phone: (412) 442-8200

April 30, 2026	Contact:	Daniel E. Stopar
Chief Financial Officer and Treasurer
MATTHEWS INTERNATIONAL REPORTS RESULTS FOR
FISCAL 2026 SECOND QUARTER

Fiscal 2026 Second Quarter Financial Highlights:
•Memorialization reports higher sales and adjusted EBITDA
•Arbitrator reaffirms Matthews' right to develop, produce, market and sell proprietary dry battery electrode solutions to third parties
•Propelis JV achieves key milestone toward executing on synergy targets
•Bond refinancing and reduced debt drive lower recurring interest expense
•Company maintains outlook for fiscal 2026
•Webcast: Friday, May 1, 2026, 9:00 a.m., 203-518-9843

PITTSBURGH, PA, April 30, 2026 - Matthews International Corporation (NASDAQ GSM: MATW) today announced financial results for its second quarter of fiscal 2026.

In discussing the results for the Company’s fiscal 2026 second quarter, Joseph C. Bartolacci, President and Chief Executive Officer, stated:

“We are pleased with our operating results for the fiscal 2026 second quarter. While our GAAP earnings were unfavorably impacted by unusual charges and amortization, we are happy to report non-GAAP adjusted earnings per share growth this quarter compared to last year despite recent divestitures. The Memorialization segment reported higher sales and adjusted EBITDA, and the Product Identification business also delivered higher sales. Although we continue to experience challenges in our energy storage solutions business, customer interest remains very strong. Corporate and other non-operating costs also declined meaningfully compared to last year. We continue to work on additional cost reduction plans to scale our structure as post-divestiture support obligations expire over the coming quarters.”

“Sales for the Memorialization segment for the fiscal 2026 second quarter were higher than a year ago primarily reflecting the recent acquisition of The Dodge Company. This acquisition continues to be nicely accretive to earnings as we leverage the benefits of our Memorialization commercial platform and have already begun to realize cost synergies from integration. Sales volumes of caskets and cemetery memorials declined in the quarter due to lower U.S. casketed deaths. Inflationary price realization offset lower sales volumes of caskets and cemetery memorials in the quarter. The earnings impact of these sales increases and benefits from the segment’s ongoing productivity initiatives were significant factors in the segment’s improved operating margins.”

“The Propelis Group (“Propelis”) continues to report solid operating results since formation of the joint venture between our SGK business and SGS in May of 2025. During the quarter, Propelis successfully converted to a new business system platform that is expected to enable the integration of graphic

Matthews International Reports Results for Fiscal 2026 Second Quarter

April 30, 2026
production work across the global enterprise, activating a significant portion of the estimated $60 million of targeted cost synergies for realization in the second half of calendar 2026. Additionally, we expect Propelis to redeem a portion of preferred shareholders’ interests in the second half of our fiscal year.”

“The Industrial Technologies segment reported a decline in sales for the fiscal 2026 second quarter. The decrease mainly resulted from the divestiture of the warehouse automation business during the fiscal first quarter of 2026 and challenges in our engineering business, including the impacts of the ongoing Tesla dispute. During the quarter, we received a favorable ruling from an arbitrator again confirming our right to develop, produce, market and sell our proprietary dry battery electrode ("DBE") solutions to third parties. Matthews successfully defeated Tesla's most meaningful claims as the arbitrator issued an interim decision denying the broad injunctive relief requested by Tesla and rejecting Tesla's attempts to prohibit us from selling Matthews' proprietary DBE technology and equipment. Instead, the interim decision includes a narrow injunction preventing Matthews from using certain parts in dry battery electrode machines. Matthews already has replacement parts, and thus the injunction is not expected to materially impede Matthews' operations or sales. Importantly, this most recent ruling provides further clarity for Matthews and its customers on a going forward basis. Interest from other customers in our dry battery electrode solutions remains very strong, and we anticipate will start to convert to orders in the second half of fiscal 2026. The Product Identification business achieved a major milestone during the quarter by recording its first commercial sales of the MPERIA® Axian Inkjet (XIJ) systems. We have received significant customer interest in the new product, and buildout of the supply chain to meet anticipated market demand is ongoing.”

“During the fiscal 2026 second quarter, we redeemed $300 million aggregate principal of 8.625% Senior Secured Second Lien Notes due 2027, which has reduced interest expense for the quarter. The refinancing was funded using the proceeds from the recent divestitures of the warehouse automation and European packaging businesses combined with additional borrowings from our existing revolving credit facility.”

“The Board, with the support of J.P. Morgan, identified several alternatives for evaluation and consideration toward improving shareholder value and better alignment with the underlying value of the organization. The divestitures of SGK in 2025, and the warehouse automation and European packaging businesses in the first quarter are all outcomes of this effort to simplify Matthews’ business structure and enhance shareholder value. The Company’s strategic alternatives review remains ongoing.”

"For the remainder of fiscal 2026, we expect the Memorialization segment to continue to deliver modest year-to-year sales growth. Additionally, we expect conditions for the engineering business to remain challenging and dependent upon winning substantial new orders. Lastly, our projected share of the Propelis’ financial results includes the expectation for significant cost synergies to be executed and realized during the remainder of the year. Based on our results through March 31, 2026, and projections for the remainder of fiscal 2026, we are maintaining our previous earnings guidance of adjusted EBITDA of $180 million (which includes our estimated 40% share of Propelis adjusted EBITDA) for fiscal 2026."

Divestiture of the SGK Business

As previously reported, on May 1, 2025, the Company contributed the SGK business to a newly formed entity, Propelis, in exchange for cash and other consideration. The fiscal 2025 consolidated financial information presented in this release reflects the financial results of the SGK business through the closing date. As a result of the integration process of Propelis and transition to its stand-alone reporting systems, our 40% portion of the financial results of Propelis is reported on a one-quarter lag. Consequently, for the three months ended March 31, 2026, the Company's portion of earnings (losses) for its equity-method investment in Propelis includes the months from October 2025 through December 2025. For the six months ended March 31, 2026, the Company's portion of earnings (losses) for its equity-method investment in Propelis includes the months from July 2025 through December 2025.

Matthews International Reports Results for Fiscal 2026 Second Quarter

April 30, 2026
The Company’s consolidated adjusted EBITDA for the fiscal second quarter of 2026 includes approximately a $9.5 million adjusted EBITDA contribution from Propelis. Based on preliminary financial projections provided by Propelis, their current estimate of adjusted EBITDA for the period January 1, 2026 through March 31, 2026 was $24.8 million. For comparison, our 40% portion of this amount would be $9.9 million. The Company’s consolidated adjusted EBITDA for the fiscal six months ended March 31, 2026 includes a $22.4 million adjusted EBITDA contribution from Propelis. Based on preliminary financial projections provided by Propelis, their current estimate of adjusted EBITDA for the period October 1, 2025 through March 31, 2026 was $48.5 million. For comparison, our 40% portion of this amount would be $19.4 million. Please note that these projections are unaudited and subject to review and, as a result, may change.

Webcast

The Company will host a conference call and webcast on Friday, May 1, 2026 at 9:00 a.m. Eastern Time to review its financial and operating results and discuss its corporate strategies and outlook. A question-and-answer session will follow. The conference call can be accessed by dialing (203)-518-9843, Conference ID: Matthews. The audio webcast can be monitored at www.matw.com. As soon as available after the call, a transcript of the call will be posted on the Investor Relations section of the Company’s website at www.matw.com.

About Matthews International Corporation

Matthews International Corporation operates through two core global businesses – Industrial Technologies and Memorialization. Both are focused on driving operational efficiency and long-term growth through continuous innovation and strategic expansion. The Industrial Technologies segment evolved from our original marking business, which today is a leading global innovator committed to empowering visionaries to transform industries through the application of precision technologies and intelligent processes. The Memorialization segment is a leading provider of memorialization products, including memorials, caskets and cremation and incineration equipment, primarily to cemetery and funeral home customers that help families move from grief to remembrance. In addition, the Company also has a significant investment in Propelis, a brand solutions business formed through the merger of SGK and SGS & Co. Propelis delivers integrated solutions including brand creative, packaging, print solutions, branded environments, and content production. Matthews International has over 4,300 employees in 15 countries on four continents that are committed to delivering the highest quality products and services.

Matthews International Reports Results for Fiscal 2026 Second Quarter

April 30, 2026
Forward-looking Information

Any forward-looking statements contained in this release are included pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements regarding the expectations, hopes, beliefs, intentions or strategies of the Company regarding the future, and may be identified by the use of words such as “expects,” “believes,” “intends,” “projects,” “anticipates,” “estimates,” “plans,” “seeks,” “forecasts,” “predicts,” “objective,” “targets,” “potential,” “outlook,” “may,” “will,” “could” or the negative of these terms, other comparable terminology and variations thereof.  Such forward-looking statements involve known and unknown risks and uncertainties that may cause the Company's actual results in future periods to be materially different from management's expectations, and no assurance can be given that such expectations will prove correct.  Factors that could cause the Company's results to differ materially from the results discussed in such forward-looking statements principally include risks to our ability to achieve the anticipated benefits of the joint venture transaction with Peninsula Parent LLC, d.b.a. Propelis Group ("Propelis"), changes in domestic or international economic conditions, changes in foreign currency exchange rates, changes in interest rates, changes in the cost of materials used in the manufacture of the Company's products, including changes in costs due to adjustments to tariffs or supply chain disruptions, any impairment of goodwill or intangible assets, environmental liability and limitations on the Company’s operations due to environmental laws and regulations, disruptions to certain services, such as telecommunications, network server maintenance, cloud computing or transaction processing services, provided to the Company by third-parties, changes in mortality and cremation rates, changes in product demand or pricing as a result of consolidation in the industries in which the Company operates, or other factors such as labor shortages or labor cost increases, changes in product demand or pricing as a result of domestic or international competitive pressures, ability to achieve cost-reduction objectives, unknown risks in connection with the Company's acquisitions, divestitures, and business combinations, cybersecurity concerns and costs arising with management of cybersecurity threats, effectiveness of the Company's internal controls, compliance with domestic and foreign laws and regulations, technological factors beyond the Company's control, impact of pandemics or similar outbreaks, or other disruptions to our industries, customers, or supply chains, the impact of global conflicts, such as the current war between Russia and Ukraine and hostilities in the Middle East, and conflicts and related sanctions or trade restrictions involving Venezuela, the Company's plans and expectations with respect to its exploration, and contemplated execution, of various strategies with respect to its portfolio of businesses, the Company's plans and expectations with respect to its Board of Directors, and other factors described in the Company’s Annual Report on Form 10-K and other periodic filings with the U.S. Securities and Exchange Commission.

Matthews International Reports Results for Fiscal 2026 Second Quarter

April 30, 2026
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
(In thousands, except per share data)

	Three Months Ended March 31,			Six Months Ended March 31,
	2026	2025	% Change	2026	2025	% Change
Sales	$258,619	$427,629	(39.5)%	$543,382	$829,471	(34.5)%
Cost of sales	(156,635)	(283,517)	(44.8)%	(341,725)	(559,667)	(38.9)%
Gross profit	101,984	144,112	(29.2)%	201,657	269,804	(25.3)%
Gross margin	39.4%	33.7%		37.1%	32.5%

Selling and administrative expenses	(98,540)	(131,812)	(25.2)%	(210,932)	(243,222)	(13.3)%
Amortization of intangible assets	(2,674)	(4,280)	(37.5)%	(5,640)	(12,888)	(56.2)%
Gain (loss) on divestitures, net	(3,945)	(2,072)	90.4%	109,264	(2,072)	NM
Operating (loss) profit	(3,175)	5,948	(153.4)%	94,349	11,622	NM
Operating margin	(1.2)%	1.4%		17.4%	1.4%

Interest and other deductions, net	(8,533)	(17,592)	(51.5)%	(21,639)	(29,096)	(25.6)%
Loss on debt extinguishment	(16,343)	—	NM	(16,343)	—	NM
(Loss) income before income taxes	(28,051)	(11,644)	140.9%	56,367	(17,474)	NM
Income taxes	6,217	2,728	127.9%	(34,572)	5,086	NM

Net (loss) income	$(21,834)	$(8,916)	144.9%	$21,795	$(12,388)	NM

(Loss) earnings per share -- diluted	$(0.69)	$(0.29)	137.9%	$0.69	$(0.40)	NM

Earnings per share -- non-GAAP (1)	$0.37	$0.34	8.8%	$0.18	$0.48	(62.5)%

Dividends declared per share	$0.255	$0.25	2.0%	$0.510	$0.50	2.0%

Diluted Shares	31,487	31,192		31,730	31,113
(1) See reconciliation of non-GAAP financial information provided in tables at the end of this release
NM: Not meaningful

SEGMENT INFORMATION (Unaudited)
(In thousands)

	Three Months Ended March 31,		Six Months Ended March 31,
	2026	2025	2026	2025
Sales:
Memorialization	$215,257	$205,620	$419,432	$396,106
Industrial Technologies	43,362	80,835	112,377	161,368
Brand Solutions	—	141,174	11,573	271,997
	$258,619	$427,629	$543,382	$829,471

Adjusted EBITDA:
Memorialization	$48,831	$45,038	$87,780	$81,650
Industrial Technologies	(3,313)	6,042	(7,771)	7,874
Brand Solutions	9,615	15,596	22,309	27,888
Corporate and Non-Operating	(10,389)	(15,262)	(22,336)	(25,975)
Total Adjusted EBITDA (1)	$44,744	$51,414	$79,982	$91,437

(1) See reconciliation of non-GAAP financial information provided in tables at the end of this release

Matthews International Reports Results for Fiscal 2026 Second Quarter

April 30, 2026
CONDENSED CONSOLIDATED BALANCE SHEET INFORMATION (Unaudited)
(In thousands)

	March 31, 2026	September 30, 2025
ASSETS
Cash and cash equivalents	$36,088	$32,433
Accounts receivable, net	100,734	132,940
Inventories, net	195,893	202,827
Other current assets	146,879	151,968
Total current assets	479,594	520,168
Investments	276,166	288,637
Property, plant and equipment, net	185,594	224,575
Goodwill	433,201	487,561
Other intangible assets, net	91,985	105,958
Other long-term assets	64,823	67,543
Total assets	$1,531,363	$1,694,442

LIABILITIES
Long-term debt, current maturities	$7,298	$7,230
Other current liabilities	285,870	343,250
Total current liabilities	293,168	350,480
Long-term debt	571,950	703,602
Other long-term liabilities	154,026	159,418
Total liabilities	1,019,144	1,213,500

SHAREHOLDERS' EQUITY
Total shareholders' equity	512,219	480,942
Total liabilities and shareholders' equity	$1,531,363	$1,694,442

Matthews International Reports Results for Fiscal 2026 Second Quarter

April 30, 2026
CONDENSED CONSOLIDATED CASH FLOWS INFORMATION (Unaudited)
(In thousands)

	Six Months Ended March 31,
	2026	2025
Cash flows from operating activities:
Net income (loss)	$21,795	$(12,388)
Adjustments to reconcile net income (loss) to net cash flows from operating activities:
Depreciation and amortization	24,204	40,735
(Gain) loss on divestitures, net	(109,264)	2,072
Loss on debt extinguishment	16,343	—
Changes in working capital items	(37,955)	(43,362)
Other operating activities	17,447	(5,738)
Net cash used in operating activities	(67,430)	(18,681)

Cash flows from investing activities:
Capital expenditures	(9,300)	(18,271)
Acquisitions, net of cash acquired	(524)	(2,218)
Proceeds from sale of assets	3,506	14,608
Proceeds from divestitures	243,397	2,049
Other investing activities	2,580	(63)
Net cash provided by (used in) investing activities	239,659	(3,895)

Cash flows from financing activities:
Net (payments on) proceeds from long-term debt	(130,426)	50,218
Purchases of treasury stock	(5,698)	(4,426)
Dividends	(17,535)	(17,047)
Other financing activities	(14,740)	4,806
Net cash (used in) provided by financing activities	(168,399)	33,551

Effect of exchange rate changes on cash	(175)	(1,545)

Net change in cash and cash equivalents	$3,655	$(570)

Matthews International Reports Results for Fiscal 2026 Second Quarter

April 30, 2026
Reconciliations of Non-GAAP Financial Measures

Included in this report are measures of financial performance that are not defined by GAAP, including, without limitation, adjusted EBITDA, adjusted net income and EPS, constant currency sales, constant currency adjusted EBITDA, net debt and net debt leverage ratio. The Company defines net debt leverage ratio as outstanding debt (net of cash) relative to adjusted EBITDA. The Company uses non-GAAP financial measures to assist in comparing its performance on a consistent basis for purposes of business decision-making by removing the impact of certain items that management believes do not directly reflect the Company’s core operations including acquisition and divestiture costs, ERP system integration costs, strategic initiative and other charges (which includes non-recurring charges related to certain commercial and operational initiatives and exit activities), stock-based compensation and the non-service portion of pension and postretirement expense. Constant currency sales and constant currency adjusted EBITDA remove the impact of changes due to foreign exchange translation rates. To calculate sales and adjusted EBITDA on a constant currency basis, amounts for periods in the current fiscal year are translated into U.S. dollars using exchange rates applicable to the comparable periods of the prior fiscal year. Management believes that presenting non-GAAP financial measures is useful to investors because it (i) provides investors with meaningful supplemental information regarding financial performance by excluding certain items that management believes do not directly reflect the Company's core operations, (ii) permits investors to view performance using the same tools that management uses to budget, forecast, make operating and strategic decisions, and evaluate historical performance, and (iii) otherwise provides supplemental information that may be useful to investors in evaluating the Company’s results. The Company's calculations of its non-GAAP financial measures, however, may not be comparable to similarly titled measures reported by other companies. The Company believes that the presentation of these non-GAAP financial measures, when considered together with the corresponding GAAP financial measures and the reconciliations to those measures, provided herein, provide investors with an additional understanding of the factors and trends affecting the Company’s business that could not be obtained absent these disclosures.

Matthews International Reports Results for Fiscal 2026 Second Quarter

April 30, 2026
ADJUSTED EBITDA RECONCILIATION (Unaudited)
(In thousands)

	Three Months Ended March 31,		Six Months Ended March 31,
	2026	2025	2026	2025
Net (loss) income	$(21,834)	$(8,916)	$21,795	$(12,388)
Income tax (benefit) provision	(6,217)	(2,728)	34,572	(5,086)
(Loss) income before income taxes	$(28,051)	$(11,644)	$56,367	$(17,474)
Propelis depreciation, amortization, interest and other items (1)	18,776	—	33,979	—
Interest expense, including RPA and factoring financing fees (2)	10,424	17,010	25,725	33,864
Loss on debt extinguishment	16,343	—	16,343	—
Depreciation and amortization *	11,508	18,231	24,204	40,735
Acquisition and divestiture related items (3)**	194	13,701	1,312	14,278
Strategic initiatives and other items (4)**†	6,394	5,373	21,644	5,988
(Gain) loss on divestitures, net	3,945	2,072	(109,264)	2,072
Highly inflationary accounting losses (primarily non-cash) (5)	—	520	16	711
Stock-based compensation	5,136	6,018	9,543	10,997
Non-service pension and postretirement expense (6)	75	133	113	266
Total Adjusted EBITDA	$44,744	$51,414	$79,982	$91,437
Adjusted EBITDA margin	17.3%	12.0%	14.7%	11.0%
(1) Represents the Company's portion of depreciation, intangible amortization, interest expense, and other items incurred by Propelis.
(2) Includes fees for receivables sold under the RPA and factoring arrangements totaling $382 and $1,145 for the three months ended March 31, 2026 and 2025, respectively and $1,050 and $2,317 for the six months ended March 31, 2026 and 2025, respectively.

(3) Includes certain non-recurring items associated with recent acquisition and divestiture activities.
(4) Includes certain non-recurring costs associated with commercial, operational and cost-reduction initiatives, and costs associated with global ERP system integration efforts. Also includes legal costs related to an ongoing dispute with Tesla, Inc. ("Tesla"), which totaled $2,175 and $1,757 for the three months ended March 31, 2026 and 2025, respectively and $11,172 and $8,624 for the six months ended March 31, 2026 and 2025, respectively. Fiscal 2025 includes costs related to the Company's 2025 contested proxy which totaled $4,538 for the three months ended March 31, 2025 and $4,902 for the six months ended March 31, 2025. Fiscal 2025 includes net gains on the sales of certain significant property and other assets of $8,655 for the six months ended March 31, 2025. Fiscal 2025 also includes loss recoveries totaling $1,170 for the six months ended March 31, 2025 which were related to a previously disclosed theft of funds by a former employee initially identified in fiscal 2015.

5) Represents exchange losses associated with highly inflationary accounting related to the Company's Turkish subsidiaries.
(6) Non-service pension and postretirement expense includes interest cost, expected return on plan assets, amortization of actuarial gains and losses, curtailment gains and losses, and settlement gains and losses. These benefit cost components are excluded from adjusted EBITDA since they are primarily influenced by external market conditions that impact investment returns and interest (discount) rates. Curtailment gains and losses and settlement gains and losses are excluded from adjusted EBITDA since they generally result from certain non-recurring events, such as plan amendments to modify future benefits or settlements of plan obligations. The service cost and prior service cost components of pension and postretirement expense are included in the calculation of adjusted EBITDA, since they are considered to be a better reflection of the ongoing service-related costs of providing these benefits. Please note that GAAP pension and postretirement expense or the adjustment above are not necessarily indicative of the current or future cash flow requirements related to these employee benefit plans.

* Depreciation and amortization was $8,041 and $7,170 for the Memorialization segment, $2,966 and $5,644 for the Industrial Technologies segment, and $501 and $699 for Corporate and Non-Operating, for the three months ended March 31, 2026 and 2025, respectively. Depreciation and amortization was $16,188 and $14,372 for the Memorialization segment, $6,444 and $11,318 for the Industrial Technologies segment, $609 and $13,578 for the Brand Solutions segment, and $963 and $1,467 for Corporate and Non-Operating, for the six months ended March 31, 2026 and 2025, respectively. Depreciation and amortization was $4,718 for the Brand Solutions segment for the three months ended March 31, 2026.
** Acquisition costs, ERP system integration costs, and strategic initiatives and other charges were $380 and $2,410 for the Memorialization segment, $2,739 and $192 for the Industrial Technologies segment, income of $91 and charges of $416 for the Brand Solutions segment, and $3,560 and $16,056 for Corporate and Non-Operating, for the three months ended March 31, 2026 and 2025, respectively. Acquisition costs, ERP system integration costs, and strategic initiatives and other charges were $449 and $3,713 for the Memorialization segment, $13,092 and $4,311 for the Industrial Technologies segment, $3,402 and $1,130 for the Brand Solutions segment, and $6,013 and $11,112 for Corporate and Non-Operating, for the six months ended March 31, 2026 and 2025, respectively.
† Strategic initiatives and other items includes charges for exit and disposal activities (including severance and other employee termination benefits) totaling expenses of $782 and income of $2,471 for the three months ended March 31, 2026 and 2025, respectively, and expenses of $2,305 and income of $1,305 for the six months ended March 31, 2026 and 2025, respectively.

Matthews International Reports Results for Fiscal 2026 Second Quarter

April 30, 2026
ADJUSTED NET INCOME AND EPS RECONCILIATION (Unaudited)
(In thousands, except per share data)

	Three Months Ended March 31,				Six Months Ended March 31,
	2026		2025		2026		2025
		per share		per share		per share		per share
Net (loss) income attributable to Matthews	$(21,834)	$(0.69)	$(8,916)	$(0.29)	$21,795	$0.69	$(12,388)	$(0.40)
Acquisition and divestiture costs (1)	179	0.01	12,353	0.40	956	0.04	12,708	0.41
Strategic initiatives and other charges (2)	4,945	0.15	3,197	0.11	17,514	0.55	3,901	0.13
(Gain) loss on divestitures, net	3,844	0.13	—	—	(68,451)	(2.16)	—	—
Highly inflationary accounting losses (primarily non-cash) (3)	—	—	520	0.01	16	—	711	0.02
Non-service pension and postretirement expense (4)	57	—	99	0.01	85	—	199	0.01
Amortization	2,006	0.06	3,210	0.10	4,230	0.13	9,666	0.31
Loss on debt extinguishment	12,242	0.39	—	—	12,242	0.39	—	—
Propelis amortization and other unusual items (5)	10,209	0.32	—	—	17,250	0.54	—	—
Adjusted net income	$11,648	$0.37	$10,463	$0.34	$5,637	$0.18	$14,797	$0.48

Note: Adjustments to net income for non-GAAP reconciling items were calculated using an income tax rate of 21.1% and 50.6% for the three and six months ended March 31, 2026, respectively, and 25.7% and 24.9% for the three and six months ended March 31, 2025, respectively.

(1) Includes certain non-recurring costs associated with recent acquisition and divestiture activities.
(2) Includes certain non-recurring costs associated with commercial, operational and cost-reduction initiatives, and costs associated with global ERP system integration efforts. Also includes legal costs related to an ongoing dispute with Tesla, Inc. ("Tesla"), which totaled $2,175 and $1,757 for the three months ended March 31, 2026 and 2025, respectively and $11,172 and $8,624 for the six months ended March 31, 2026 and 2025, respectively. Fiscal 2025 includes costs related to the Company's 2025 contested proxy which totaled $4,538 for the three months ended March 31, 2025 and $4,902 for the six months ended March 31, 2025. Fiscal 2025 includes net gains on the sales of certain significant property and other assets of $8,655 for the six months ended March 31, 2025. Fiscal 2025 also includes loss recoveries totaling $1,170 for the six months ended March 31, 2025 which were related to a previously disclosed theft of funds by a former employee initially identified in fiscal 2015.

(3) Represents exchange losses associated with highly inflationary accounting related to the Company's Turkish subsidiaries.
(4) Non-service pension and postretirement expense includes interest cost, expected return on plan assets, amortization of actuarial gains and losses, curtailment gains and losses, and settlement gains and losses. These benefit cost components are excluded from adjusted EBITDA since they are primarily influenced by external market conditions that impact investment returns and interest (discount) rates. Curtailment gains and losses and settlement gains and losses are excluded from adjusted EBITDA since they generally result from certain non-recurring events, such as plan amendments to modify future benefits or settlements of plan obligations. The service cost and prior service cost components of pension and postretirement expense are included in the calculation of adjusted EBITDA, since they are considered to be a better reflection of the ongoing service-related costs of providing these benefits. Please note that GAAP pension and postretirement expense or the adjustment above are not necessarily indicative of the current or future cash flow requirements related to these employee benefit plans.

(5) Represents the Company's portion of amortization and other items incurred by Propelis.

Matthews International Reports Results for Fiscal 2026 Second Quarter

April 30, 2026
CONSTANT CURRENCY SALES AND ADJUSTED EBITDA RECONCILIATION (Unaudited)
(In thousands)

	Memorialization	Industrial Technologies	Brand Solutions	Corporate and Non-Operating	Consolidated
Reported sales for the quarter ended March 31, 2026	$215,257	$43,362	$—	$—	$258,619
Changes in foreign exchange translation rates	(1,031)	(3,104)	(804)	—	(4,939)
Constant currency sales for the quarter ended March 31, 2026	$214,226	$40,258	$(804)	$—	$253,680

Reported sales for the six months ended March 31, 2026	$419,432	$112,377	$11,573	$—	$543,382
Changes in foreign exchange translation rates	(1,515)	(5,978)	—	—	(7,493)
Constant currency sales for the six months ended March 31, 2026	$417,917	$106,399	$11,573	$—	$535,889

Reported adjusted EBITDA for the quarter ended March 31, 2026	$48,831	$(3,313)	$9,615	$(10,389)	$44,744
Changes in foreign exchange translation rates	(132)	145	118	(5)	126
Constant currency adjusted EBITDA for the quarter ended March 31, 2026	$48,699	$(3,168)	$9,733	$(10,394)	$44,870

Reported adjusted EBITDA for the six months ended March 31, 2026	$87,780	$(7,771)	$22,309	$(22,336)	$79,982
Changes in foreign exchange translation rates	(167)	429	63	(70)	255
Constant currency adjusted EBITDA for the six months ended March 31, 2026	$87,613	$(7,342)	$22,372	$(22,406)	$80,237

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